Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Thoratec Corporation (the “Company”) on Form 10-K for the period ending December 28, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, D. Keith Grossman, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ D. Keith Grossman Name: D. Keith Grossman Title: Chief Executive Officer	Date: March 19, 2003

     In connection with the Annual Report of Thoratec Corporation (the “Company”) on Form 10-K for the period ending December 28, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, M. Wayne Boylston, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ M. Wayne Boylston Name: M. Wayne Boylston Title: Chief Financial Officer	Date:	March 19, 2003